                                                                   Exhibit 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 13, 1998 in the Registration Statement (Form S-1 No. 333-XXXXX) and related Prospectus of LifePoint, Inc. for the registration of 13,539,452 shares of its common stock, 12,000,000 of which are issuable upon conversion of shares of its Series A 10% Cumulative Convertible Preferred Stock and 1,539,452 of which are issuable upon the exercise of common stock purchase warrants.

                                          /s/ ERNST & YOUNG LLP

Riverside, California
February 12, 1999

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